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                                                                  EX-99.B6(a)(1)
                                 AMENDMENT NO. 1
                          TO THE DISTRIBUTION AGREEMENT



     This Amendment is made as of this 16th day of December, 1996 to the Distribution Agreement between SBSF Funds, Inc. (d/b/a Key Mutual Funds) (the "Company"), on behalf of the various investment portfolios of the Company, and BISYS Fund Services Limited Partnership (d/b/a BISYS Fund Services) (the "Distributor") dated as of July 1, 1996, (the "Agreement").


     WHEREAS, the Agreement provides for the Distributor to act as distributor for six funds of the Company; and

     WHEREAS, Section VII of the Agreement provides that the Agreement may be amended only by an instrument in writing;

     WHEREAS, the Company desires that the Distributor serve in such capacities with respect to three additional funds of the Company, namely KeyChoice Growth Fund, KeyChoice Moderate Growth Fund and KeyChoice Income and Growth Fund, and the Distributor is willing to furnish such services;

     NOW, THEREFORE, the parties agree as follows:

     1. The Company hereby appoints and constitutes the Distributor as distributor for the KeyChoice Growth Fund, KeyChoice Moderate Growth Fund and KeyChoice Income and Growth Fund, and the Distributor accepts such appointments and agrees to perform the duties set forth in the Agreement with respect to such.

     2. Schedule I to the Agreement is hereby amended and restated to include KeyChoice Growth Fund, KeyChoice Moderate Growth Fund and KeyChoice Income and Growth Fund.

     3.   In all other respects the Agreement is confirmed.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the
Agreement to be executed by their duly authorized Officers as of the day and year first above written.


                                     SBSF Funds, Inc.
                                     d/b/a Key Mutual Funds


                                     By:   /S/ Scott A. Englehart
                                        ---------------------------------
                                     Name:  Scott A. Englehart
                                     Title:  Vice President and Assistant
                                                   Secretary


BISYS FUND SERVICES
     LIMITED PARTNERSHIP
d/b/a BISYS FUND SERVICES


By:    /S/ J. David Huber
   ----------------------------
Name:  J. David Huber
Title:  Vice President


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